SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2005

ACME COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27105 (Commission File Number)	33-0866283 (I.R.S. Employer Identification No.)

2101 E. Fourth Street, Suite 202 A
Santa Ana, California, 92705
(714) 245-9499
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1. 01. Entry into a Material Definitive Agreement

ACME Communications, Inc. has signed a definitive agreement to sell its television station, KUWB-TV, in Salt Lake City, Utah to Clear Channel Communications (“Clear Channel”) for $18.5 million in cash. Consummation of the transaction is contingent on Clear Channel selling a radio station in the Salt Lake City market and subject to approval by the Federal Communications Commission and other customary closing conditions. In conjunction with this transaction, ACME and Clear Channel have signed a shared services agreement whereby the two companies will co-manage the sale of advertising for KUWB. The shared services agreement is effective as of August 8, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2005	ACME Communications, Inc. By: /s/ Douglas Gealy Douglas Gealy President & Chief Operating Officer